EXHIBIT 10.30
THIS EMPLOYMENT AGREEMENT (“Employment Agreement”) is entered into, effective as of January 1, 2021 (“Effective Date”), by and between CRH AMERICAS, INC. (the
“Company”) and NATHAN CREECH (the “Executive”). NOW, THEREFORE, in consideration of material advancement and the mutual agreements set forth below, the adequacy of which are hereby acknowledged, the parties agree as follows:
1.Employment. The Executive commenced his employment with the Company on May 16,
2011. The Company hereby agrees to continue to employ the Executive, and the Executive hereby accepts to continue his employment with the Company, upon the terms and conditions set forth herein. The Executive’s employment shall continue to be “at-will,” except as otherwise provided in Section 4 below. The Executive shall be employed by the Company as
President Building Products. This is a full-time exempt position. The Executive may also serve as one of the Company’s board members or as an officer or director of any affiliate of the Company. The Executive’s normal places of work and duties shall be at the Company’s subsidiary’s offices located in Texas. In addition, the Executive may be required to travel both within the United States and abroad.
2.Duties. The services performed by the Executive shall be subject to the terms and conditions set forth in this Agreement, and the Company’s policies, rules and practices generally applicable to its employees at the executive level, as established from time to time by the
Company. Such duties shall be performed to the reasonable satisfaction of the Company and shall be rendered at such places as the interests, needs, business, and opportunities of the
Company require or make advisable, with the exception that any permanent relocation of
Executive from the normal place of work and duties stated in Section 1 shall require
Executive’s prior written consent. The Executive acknowledges that the employment described herein is full-time employment, and the Executive agrees that he shall diligently and conscientiously devote his exclusive service, attention, energies, talents, and best efforts in discharging his duties. The Executive shall devote all time necessary to meet or exceed the
Company’s business goals and objectives. The Executive will disclose promptly in writing to the Chief Executive of CRH, plc all directorships, partnerships, and any shareholdings in companies other than a company from the Group, as defined below, in excess of one percent
(1%) of the outstanding shares of capital stock of any company which is traded on a nationally recognized stock exchange. The Executive will be permitted to carry out any such disclosed interests during the course of the employment and to be paid and retain fees therefor, subject to the limitations set out in Section 8(e).
3.Compensation.
(a)Base Salary. The Company shall pay to the Executive a fixed annual salary (the
“Base Salary”) of USD$900,000, less applicable taxes, withholdings and authorized deductions. The Base Salary shall be due and payable in equal semi-monthly installments or in such other installments as may be necessary to comport with the
Company’s normal pay periods (“Installments”). The Base Salary will be reviewed annually, such review not to result in a basic salary lower than the salary in the previous year unless otherwise agreed with the Executive.
(b)Performance Bonus. The Executive will be eligible to receive an annual discretionary bonus with a target of 87.5% of the Base Salary (the “Target Bonus”), a minimum of
0% of Base Salary and up to a maximum of 175% of the Base Salary. Said bonus will be tied to performance targets set from time to time for both the Company and its affiliates and for the Executive. Any bonus will be paid to the Executive less any deductions required by law or Company practice. Except in the case of a Termination for Cause under Section 4(c), the Executive’s eligibility under this clause to receive an annual discretionary performance bonus in respect of a particular calendar year shall not be adversely impacted (whether as to payment or calculation) if the
Executive ceases employment with the Company between the beginning of the following calendar year and the usual payout date in respect of any such bonus.
In addition to the foregoing, as to any such bonus received by the Executive during the time the Executive is a GLT member, 25% of such bonus will be delivered in restricted shares of common stock of CRH, plc which will vest three (3) years after the date of grant of such shares. Such grant shall be subject to the terms of any plan sponsored by the Company, or by any Company parent or affiliate, which governs restricted stock grants, as well as any applicable grant agreement, including but not limited to the CRH plc 2014 Deferred Share Bonus Plan, which may be modified from time to time.
(c)Benefits. The Executive shall continue to be entitled to participate in the standard
Company benefit package, which may be modified by the Company from time to time, subject to plan requirements and contribution by the Executive toward the cost of such insurance coverage as similarly required from other employees. During the
Executive’s employment, the Executive will be entitled to such vacation allotment as has been dictated by past practice for similarly situated employees, subject to the terms of the Company’s normal vacation policy. The Executive will continue to receive an auto allowance in the same amount as may be allocated to similarly situated employees on the same terms that apply to the receipt of this benefit as of the date of execution of this Agreement. The Executive will be entitled to participate in the following Plans/Programs:
(i)CRH Performance Share Plan 2014,
(ii)CRH Americas Supplemental Executive Retirement Plan (SERP),
(iii)Executive Life Insurance Program,
(iv)CRH Americas 401k Plan,
(v)CRH Americas Medical Plan,
(vi)Executive Long and Short Term Disability Plans, and
(vii)any other plans or programs outlined in the Corporate Group Handbook applicable to the Executive. Participation in any plan is at all times subject to the rules and requirements of that Plan. The Company and its affiliates reserve the right to amend or modify in their entirety any of the above-mentioned benefit programs.
(d)Expenses. The Executive shall be entitled to reimbursement for reasonable and necessary out-of-pocket business, entertainment, and travel expenses incurred by the
Executive in connection with the performance of the Executive’s duties, in accordance with the reimbursement policies adopted by the Company from time-to-
time.
(e)Withholding Taxes. Taxes, applicable withholding and authorized or required deductions will be deducted from all payments to Executive.
(f)Shareholding Requirements.
The Executive, at any point during which he is a GLT member, shall be required, within five (5) years of the date Executive initially becomes a GLT member, or the Effective Date of this
Agreement, whichever is later, and for the duration of the time which Executive remains a GLT member, to own common stock in CRH plc which is valued at 150% of the Executive’s Base Salary on the Effective Date of this Agreement (the “Required Ownership Percentage”). Furthermore, if the
Executive’s Base Salary subsequently increases, the Executive shall be required to own common stock in CRH plc equal to 150% of any such increased amount within five (5) years of the effective date of the increase. The stock which shall be counted in measuring achievement of this requirement shall include the following:
(i)shares owned outright or beneficially by the Executive (or his or her spouse and other immediate family members who are dependents);
(i)shares which the Executive does not hold but which (a) have vested and are being beneficially held for Executive under the Company’s Performance
Share Plan or an annual bonus plan, or (b) have not vested and are held in the
Executive’s name under a Company annual bonus plan, or any other restricted share plan other than the Performance Share Plan in existence from time to time; provided, however, in either case these shares shall be counted on a net-
of-taxes basis, which is determined in accordance with the Group’s tax policies.
Annually, all shares held by the Executive or otherwise counted as being includable in meeting the Required Ownership Percentage, shall, each December 31, be reported by the Executive and valued by the Company for the purpose of assessing progress and achievement of the Required
Ownership Percentage, and the value shall be the higher of (i) the prevailing US Dollar equivalent of the share price on the London Stock Exchange on such December 31 or (ii) the prevailing US Dollar equivalent of the share price on the London Stock Exchange on the date of purchase or vesting, as the case may be.
The Remuneration Committee of CRH plc shall be responsible for the administration of this policy and shall determine the appropriate means of enforcing its provisions which may include the withholding of shares by CRH plc or considering the Executive in breach of his obligations under this Employment Agreement. Should the Executive breach this requirement of the Employment
Agreement as a result of an unexpected and precipitous decrease in CRH share price, the Executive shall remedy the breach as soon as reasonably possible. The Remuneration Committee shall have the discretion to determine, in consultation with the Executive, a reasonable time period in which the
Executive must remedy said breach.
4.Termination and Notice. This Employment Agreement and the Executive’s employment may be terminated as follows:
(a)Resignation by the Executive.
(i)Notice: The Executive shall provide the Company with six months of prior notice (“Executive Prior Notice Period”) before ending his employment with the Company. During this notice period, the Company may place Executive on Garden Leave, as defined in Section 5 below. The Company may, at its sole discretion and at any time during the Executive Prior Notice period, waive the remainder of the unexpired notice period (and any period of Garden
Leave that may be remaining if applicable), and, in that case, the Company may, at its sole discretion, pay Executive an amount equal to his Base Salary for the remainder of the applicable Executive Prior Notice Period (a
“Company Notice Buyout”) in exchange for Executive signing and not revoking a Separation Agreement, as defined below. Whether or not
Executive remains employed for the full Executive Prior Notice Period,
Executive shall be entitled to receive the following upon termination of employment:
1.Payout of any accrued but unused vacation time, and
2.Reimbursement for unreimbursed business expenses properly accrued by the Executive, which shall be subject to and paid in accordance with the Company’s expense reimbursement policy.
(ii)Bonus Payment: Whether or not Executive remains employed for the full
Executive Prior Notice Period, Executive shall receive a pro-rated Target
Bonus, as determined by the Company, which payment shall be made in a lump sum at the time performance bonuses are regularly paid to similarly situated employees of the Company. Such pro-rated Target Bonus shall be determined as a percentage of the calendar year that the Executive was employed by Company or would have been employed by Company if he had been employed until the end of the Executive Prior Notice Period. For the avoidance of doubt, regardless of the date of notice, in no case shall the
Executive receive both a pro-rated Target Bonus under this Section and a discretionary performance bonus under 2(b) for the same overlapping time period.
(iii)Severance Payment: If Executive resigns in compliance with this Section 4(a), upon termination of employment the Company shall provide Executive a
Severance Payment as defined and under the terms and conditions below:
1.Fifty-two (52) weeks of pay at Executive’s Base Salary in effect as of the date of termination, less the number of weeks Executive was placed on Garden Leave and/or less the amount of weeks Executive was paid as a Company Notice Buyout, plus
2.A pro-rated Target Bonus determined by the number of weeks of severance pay received by the Executive as a percentage of the applicable calendar bonus year, plus
3.A lump sum amount equal to the cost of Executive’s Consolidated
Omnibus Budget Reconciliation Act (“COBRA”) health insurance premium for the same number of weeks as described in 4(a)(iii)(A)
(the “COBRA Payment”). The COBRA Payment shall be grossed up to account for taxes.
4.The payments in (iii)(A), (iii)(B) and (iii)(C) shall collectively be referred to herein as the “Severance Payment”.
5.For the avoidance of doubt, in no case shall the total amount received during Garden Leave, as a Company Notice Buyout, and/or as
Severance Payment ever in the aggregate equate to greater than fifty-
two weeks of pay at the Executive’s Base Salary in effect as of the date of termination, plus his Target Bonus for the applicable period, plus the COBRA Payment.
6.Any payment to Executive under this section 4, including but not limited to the Company Notice Buyout, the Severance Payment and/or
the pro-rated Target Bonus, is conditioned upon Executive signing and not revoking a Separation Agreement, in the form typically used by the
Company, releasing all claims against the Company and agreeing not to contest the continuing effect and enforceability of the Restrictive
Covenants (the “Separation Agreement”). The Separation Agreement
shall be substantially in the form of the template attached hereto as
Exhibit B, with appropriate modifications and updates as determined by the Company.
7.Subject to all other terms of this Agreement, the Severance Payment and, where applicable, the Company Notice Buyout payment shall be paid in substantially equal monthly installments, the first of which would occur within 15 days after the effective execution date of the
Separation Agreement and the last of which would occur no later than
365 days after the effective execution date of the Separation
Agreement.
8.At the time of his resignation, should the Executive be the subject of an ongoing internal or external investigation into any conduct by
Executive which would constitute Cause (as defined below), then these
Sections 4(a)(ii) and 4(a)(iii) shall be temporarily null and void,
Company may postpone a final decision on Executive’s resignation under this Section until conclusion of the investigation, and Executive shall be entitled to no Bonus Payment or Severance Payment of any kind until the investigation is resolved, which conclusion shall be made with reasonable timeliness. At conclusion of the investigation, should Company find Cause to terminate Executive, Executive’s resignation shall be treated as a Termination for Cause as described below. Should the investigation fail to conclude that there was Cause to terminate the Executive, Executive shall be entitled to payout of the benefits described in this Section 4(a).
(b)Without Cause by Company. The Company may terminate the Executive’s employment without Cause (as defined below) subject to the following requirements:
(i)Notice: The Company shall provide the Executive with six months of prior notice (“Company Prior Notice Period”). The Company may, at its sole discretion, and at any time during the Company Prior Notice Period, place the
Executive on Garden Leave, and/or, in lieu of placing the Executive on
Garden Leave, pay the Executive an amount equal to his Base Salary for the remainder of the Company Prior Notice Period (provide a “Company Notice
Buyout”). Whether or not Executive remains employed for the full Company
Prior Notice Period, Executive shall be entitled to receive the following upon termination of employment:
1.Payout of any accrued but unused vacation time, and
2.Reimbursement for unreimbursed business expenses properly accrued by the Executive, which shall be subject to and paid in accordance with the Company’s expense reimbursement policy.
(ii)Bonus Payment: Whether or not Executive remains employed for the full
Company Prior Notice Period, Executive shall receive a pro-rated Target
Bonus, as determined by the Company, which payment shall be made in a lump sum at the time performance bonuses are regularly paid to similarly situated employees of the Company. Such pro-rated Target Bonus shall be determined as a percentage of the calendar year that the Executive was employed by the Company or would have been employed by the Company if he had been employed until the end of the Company Prior Notice Period. For the avoidance of doubt, regardless of the date of notice, in no case shall the
Executive receive both a pro-rated Target Bonus under this Section and a discretionary performance bonus under 2(b) for the same overlapping time period.
(iii)Severance Payment: The Company shall provide Executive a Severance
Payment as defined and subject to the terms and conditions in Section
4(a)(iii).
(c)Cause. The Company may terminate the Executive’s employment hereunder for
Cause. For the purpose of this Employment Agreement, the Company shall have
“Cause” to terminate the Executive’s employment if the Executive has engaged in any of the following: (i) the Executive has breached a material policy, procedure or rule of the Company, including but not limited to the CRH Americas Code of
Conduct, which may be altered or amended from time to time, and other obligations under this Employment Agreement, which breach, if deemed curable by the
Company, remains uncured to the reasonable satisfaction of the Company for thirty
(30) calendar days after the Executive receives written notice of the breach from the
Company; (ii) the Executive has committed gross negligence or willful failure to perform substantially and satisfactorily his duties under this Employment Agreement;
(iii) the Executive has engaged in an act of fraud, dishonesty or fraudulent activity, misappropriation, embezzlement, theft, bribery, forgery or similar conduct; (iv) the
Executive is indicted for, convicted of or pleads guilty or nolo contendere to a crime that constitutes a felony (or state law equivalent) or a crime that constitutes a misdemeanor involving moral turpitude; or (v) the Executive has engaged in any other act or omission which, if it were known to the public, in the Company’s reasonable judgment could have a significant adverse impact on the Company or the
Group, and their business or reputation. If the Executive’s employment shall be terminated by the Company for Cause, such termination shall be effective immediately, and the Executive shall receive only Base Salary up to and including the termination date. “Cause” shall not be construed as including conduct described in
Section 9 (b) herein.
(d)Death. The Executive’s employment shall terminate upon his death. If the Executive’s employment shall be terminated by reason of his death, Executive shall continue to receive Base Salary through the end of the pay period in which the date of his death occurred.
(e)Disability. If, as a result of the Executive’s incapacity due to physical or mental illness, the Executive shall have been absent from his duties hereunder on a full-time basis for ninety (90) consecutive calendar days, and within thirty (30) days after written notice of termination is given (which may occur no earlier than thirty (30)
days before, but at any time after, the end of such ninety (90) day period), the
Executive shall not have returned to the performance of his duties hereunder on a full-time basis, the Company may terminate this Employment Agreement. This Section 4(e) is subject to the requirements of the Family and Medical Leave Act, the Americans with Disabilities Act, and all other applicable law. Therefore, if required by law, the Executive may remain employed by the
Company on an at-will basis even if the Employment Agreement is terminated pursuant to this
Section 4(e).
(f)No Further Obligations after Payment. After all payments, if any, have been made to the Executive pursuant to any of paragraphs (a) through (e) of this Section 4, the
Company shall have no further obligations to the Executive under this Employment
Agreement other than the provision of any of the Executive benefits required to be continued under applicable law.
(g)Resignation of All Other Positions. Upon termination of the Executive’s employment hereunder for any reason, the Executive shall be deemed to have resigned, effective on the termination date, from all positions that the Executive holds as an officer or member of the Board (or a committee thereof) of the Company or its affiliates, or any of their subsidiaries, except as otherwise agreed to by the Parties in writing.
5.Garden Leave. For the purpose of this Employment Agreement, “Garden Leave” refers to that portion of any notice period during which Executive is relieved from Executive’s usual employment duties but remains an employee of the Company in a consulting role. During
Garden Leave, the Executive shall not attend work, enter the Company’s premises, use
Company’s property, or have business-related contact with the Company’s customers, suppliers, contractors, or employees of the Company, except as directed by the Company. If requested by the Company, the Executive shall provide advice and information related to prior work performed for the Company, report to work during Garden Leave at such time and place as the Company may require, and cooperate fully with the Company in helping it transition the Executive’s duties to others and retain valuable business relationships. During
Garden Leave, the Executive will: remain a loyal employee of the Company; avoid conflicts of interest such as, but not limited to engaging in competition with the Company, assisting a competitor, or actively pursuing the creation or development of a competitive business enterprise; remain bound to all Company’s policies and the terms of this Employment
Agreement; and, continue to receive his Base Salary, benefits and other regular compensation through the termination date, to the extent permitted by the plans and/or applicable law.
6.Section 409A. This Employment Agreement will be construed and administered to preserve the exemption from Section 409A of the Internal Revenue Code of 1986, as amended (the
“Code”) of payments that qualify as short-term deferrals pursuant to Treas. Reg.
§1.409A-1(b)(4) or that qualify for the two-times compensation separation pay exemption of
Treas. Reg. §1.409A-1(b)(9)(iii). With respect to other amounts that are subject to Code
Section 409A, it is intended, and this Agreement will be so construed, that any such amounts payable under this Agreement and the Company’s and the Executive’s exercise of authority or discretion hereunder shall comply with the provisions of Section 409A of the Code and the regulations and other guidance promulgated thereunder (“Section 409A”) so as not to subject
Executive to the payment of interest and additional tax that may be imposed under Section
409A. As a result, in the event the Executive is a “specified employee” on the date of the
Executive’s termination of employment, any payment that is subject to Section 409A and that is payable to the Executive in connection with Executive’s separation from service shall not be paid until the first business day following the expiration of six months after the
Executive’s separation from service (if the Executive dies after the Executive’s separation from service but before any payment has been made, such remaining payments that were or could have been delayed will be paid to the Executive’s estate without regard to such six-
month delay). Solely as necessary to comply with Section 409A, “termination of employment” or “employment termination” or similar terms shall have the same meaning as
“separation from service” under Section 409A(a)(2)(A)(i) of the Code. Each payment under this Employment Agreement is a separate payment within the meaning of the final regulations under Section 409A. Notwithstanding the above, the Executive agrees that the
Company has made no representation as to the tax treatment of the compensation provided pursuant to this Employment Agreement and that the Executive is solely responsible for all taxes due with respect to such compensation.
7.Duties Upon Termination. Upon the termination of the Executive’s employment for any reason whatsoever, the Executive shall promptly return to the Company any Confidential
Information, Trade Secrets, and, whether or not constituting Confidential Information, any technical data, performance information and reports, sales or marketing plans, documents, or other records, rolodexes, and any manuals, drawings, tape recordings, computer programs, disks, and any other physical or electronic representations of any other information relating to the Company, any of its subsidiaries or affiliates. The Executive hereby acknowledges that any and all of such documents, items, physical or electronic representations, and information are, and shall remain, at all times the exclusive property of the Company.
8.Restrictive Covenants.
(a)Protectable Interests / Ancillary Agreement: The restrictions provided for in the other
Sections of this Agreement are not sufficient, standing alone, to protect the legitimate business interests of the Company. In reliance upon Executive’s covenants in this
Agreement, and particularly those contained in this Section 8 (the “Restrictive
Covenants”), Company will employ Executive in a position of special trust and confidence where Executive will be provided one or more of the following: (a)
Confidential Information related to Executive’s position, (b) special access to suppliers, customers and other valuable business relationships of the Company, and/
or (c) specialized training. The Executive agrees that the foregoing will give
Executive an unfair competitive advantage if Executive’s activities are not restricted as provided for in the Restrictive Covenants below. The Executive acknowledges the
Company would not enter into this Employment Agreement without the execution of the Restrictive Covenants contained herein. The Executive acknowledges that his employment with the Company, material advancement, receipt of access to
Confidential Information, and other consideration provided hereunder are sufficient and valuable consideration for the execution of the restrictive covenants contained herein.
(b)Definitions:
(i)“Business of the Company” means any line of business that the Company or the Group is engaged in or preparing to engage in, relating to services and/or products for the construction industry. Executive stipulates that the scope of activity covered by this definition of Business of the Company is understood by him, and that the Executive will be informed of changes in the Business of the Company as they occur as a natural consequence of Executive’s position.
(ii)“Competitive Business(es)” means any business enterprise (firm, partnership, joint venture, corporation and/or any other entity and/or person) that competes with any part of the Business of the Company that the Executive has involvement with or access to Confidential Information about in the Look
Back Period. It will be presumed that any business enterprise that develops, manufactures, markets, distributes, provides and/or sells a Conflicting Product in markets where the Company or the Group do business is a Competitive
Business.
(iii)“Confidential Information” means an item of information or compilation of information, in any form (tangible or intangible), related to Company’s business and of value to the Company that Executive first acquires or gains access to during employment with the Company, that Company has not authorized public disclosure of, and that is not readily available through lawful and proper means to the public or persons outside Company who are under no obligation to keep the information confidential. Confidential
Information includes, but it is not limited to: (1) finances and business plans;
(2) financial projections; (3) sales information relating to the Company’s product roll-outs, including price, discounts, commissions, margins, targets, and other related information; (4) customized software, marketing tools, and/
or supplies that the Executive has access to and/or will create; (5) the identity of the Company’s Customers, and/or Customer Prospects; (6) any list(s) of the
Company’s Customers and/or Customer Prospects; (7) the account terms and pricing of sales contracts between the Company and its Customers; (8) the proposed account terms and pricing of sales contracts between the Company and its Customer Prospects; (9) the techniques, methods, and strategies by which the Company develops, manufactures, markets, distributes, and/or sells any of its products; and (10) Trade Secrets. An item of Confidential
Information need not be marked “confidential” or otherwise labeled in a particular way to qualify as Confidential Information; instead, the definition provided above will control at all times. Due to its special value and utility as a compilation, a confidential compilation of information by the Company will remain protected as Confidential Information even if individual pieces of information in it are public. Private disclosure of Confidential Information to parties the Company is doing business with for business purposes shall not cause the information to lose its protected status under this Agreement.
Confidential Information shall not include any data or information which has been voluntarily disclosed to the public by the Company (except where such public disclosure has been made by the Executive without authorization from the Company) or that has been independently developed and disclosed by others, or that has otherwise entered the public domain through lawful means.
“Trade Secrets” means Confidential Information which meets the additional requirements of applicable law.
(iv)“Conflicting Product” means a product or service of another business enterprise (not the Company or the Group) that is of the type conducted, authorized, offered, or provided by the Company or the Group in the Look
Back Period and with respect to which Executive had involvement or access to Confidential Information.
(v)“Covered Customers” means any customer (firm, partnership, corporation and/or any other entity and/or person) that purchases or seeks to purchase products or services from the Company or the Group with which Executive has Material Contact. It will be presumed that Covered Customers includes active prospective customers as of the date Executive’s employment ends with whom Executive has Material Contact.
(vi)“Covered Vendors and Suppliers” means any supplier, distributor, broker, or vendor that the Company or the Group relies upon in the ordinary course of business and with which Executive has Material Contact.
(vii)“Group” means the Company and its parent companies, subsidiaries and affiliates in the United States, Ireland or any other country as may be the case from time to time, with respect to which Executive has some involvement or access to Confidential Information.
(viii)“Look Back Period” refers to the last two (2) years of the Executive’s employment with the Company or the Group, or any lesser period of such employment if not employed for two years, inclusive of employment with a predecessor entity of the Company or Group; or, if not enforceable, then such lesser period as would be enforceable.
(ix)“Material Contact” means personal contact or material interaction with a person or entity, or the supervision of contact or material interaction with a person or entity, in the Look Back Period. Material interaction is presumed present if Executive participated in or supervised communications with the individual or entity, or received commissions, bonuses, or other beneficial credit or attribution for business done with the person or entity, or was provided Confidential Information about business done or proposed with the person or entity, in the Look Back Period.
(x)“Material Individual” means any person who was employed by the Company or the Group as a director or in a senior managerial position (which shall generally be considered to be an individual appointed at job level 20 and above), or any contractor or consultant of the Group of equivalent seniority.
(xi)“Territory” means the geographic territory where Executive is working at the time of employment termination, which shall be understood to mean the state
Executive resides in and each additional state (and state equivalent) in the
United States and other countries where the Company or the Group market their products or services or otherwise do business that Executive has some involvement with or access to Confidential Information about in the Look
Back Period. Executive stipulates that the nature of the Company’s business is national within the United States and also international in nature. Given the nature of the Executive’s position with the Company, it will be presumed that
Executive’s involvement and Confidential Information access covers the entire United States and each additional country where the Company and the
Group do business during the Look Back Period, and continue to do business as of the date of enforcement. The Executive acknowledges and agrees that due to the nature of his executive duties and the Confidential Information and/
or Trade Secrets involved in his role, the geographic area covered by the
Territory definition is reasonable.
(c)The Executive agrees his work for the Company brings him into close contact with many Covered Customers, Covered Vendors and Suppliers, Trade Secrets, and
Confidential Information. The Executive further agrees the covenants in this Section
8 are reasonable as to the time and the scope of activity to be restrained and necessary to protect the Company’s and the Group’s legitimate business interests and relationships, Trade Secrets, and Confidential Information.
(d)The Executive further agrees that the harm caused by a violation of the Restrictive
Covenants would not only cause recoverable monetary damages but would also cause irreparable harm to the Company and/or the Group which cannot be effectively remedied through monetary damages, and can only be effectively addressed through injunctive relief and special remedies as provided for in Section 10 below.
(e)Non-Competition. The Executive covenants and agrees that during employment and for twelve (12) months after the Executive’s employment with the Company ends for any reason, the Executive will not (as an employee, consultant, director, owner, partner, or otherwise), directly or indirectly, anywhere in the Territory, on behalf of or for the benefit of a Competitive Business: (i) perform duties or services that are the same as, or similar in function or purpose to those Executive performed for the
Company in the Look Back Period, (ii) assist a Competitive Business in producing, developing or improving a Conflicting Product, or (iii) accept competing business from a Company customer, or otherwise knowingly interfere with the relationship between the Company and one of its customers, vendors, or suppliers. If the
Executive is placed on Garden Leave, as provided in Section 5, the months he spends on Garden Leave shall be offset against this 12-month restriction. Nothing in this
Employment Agreement shall be construed to prevent the Executive from having an interest of less than one percent (1%) of the outstanding shares of capital stock of any company which is traded on a nationally recognized stock exchange. The Executive agrees and acknowledges that: (i) the provisions of this Section 8(e) are reasonable and necessary for the protection of the Company and the Group; (ii) such provisions contain reasonable limitations as to the time and the scope of activity to be restrained;
(iii) the consideration provided in this Employment Agreement is sufficient to compensate the Executive for the restrictions contained in this Section 8(e), regardless of how his employment is terminated and (iv) the provisions of this Section
8(e) will not unduly limit the Executive in finding or obtaining employment in a capacity or at a level of compensation similar to that which the Executive has under this Employment Agreement.
(f)Non-Solicitation of Employees. The Executive covenants and agrees that for twelve
(12) months after Executive’s employment with the Company ends for any reason he will not, directly or indirectly, on behalf of (or for the benefit of) a Competitive
Business: (i) recruit, solicit, or induce, or attempt to recruit, solicit, or induce, any
Material Individual, to terminate their relationship with the Company or the Group, or
(ii) assist in hiring a Material Individual. If the Executive is placed on Garden Leave, the months he spends on Garden Leave shall be offset against this 12-month restriction.
(g)Non-Solicitation of Customers or Customer Prospects. The Executive covenants and agrees that for twelve (12) months after the Executive’s employment with the
Company ends for any reason he will not, directly or indirectly, on behalf of (or for the benefit of) a Competitive Business: (i) solicit or induce, or attempt to solicit or induce, any Covered Customer for any business purpose that involves providing products or services that are competitive with those provided by the Company or the
Group, or (ii) solicit a Covered Customer to terminate an existing or prospective business relationship with the Company or the Group, or otherwise change such a relationship to the detriment of the Company or the Group. If the Executive is placed on Garden Leave, the months he spends on Garden Leave shall be offset against this
12-month restriction.
(h)Non-Solicitation of Vendors or Suppliers. The Executive covenants and agrees that for twelve (12) months after the Executive’s employment with the Company ends for any reason he will not, directly or indirectly, knowingly solicit or induce, or attempt to solicit or induce, any Covered Vendor or Supplier to terminate their relationship with the Company or the Group or change such relationship to the detriment of the
Company or the Group. If the Executive is placed on Garden Leave, the months he spends on Garden Leave shall be offset against this 12-month restriction.
(i)Solicitation Understandings and Effect of Presumptions. For purposes of the non-
solicitation restrictions (Sections 8(f), (g), and (h)), it shall be presumed that “to solicit” means to knowingly interact with a person or entity with the intent, purpose or foreseeable result being to cause a particular responsive action, irrespective of which party first initiates contact. The non-solicitation restrictions are understood to be reasonably limited by geography to those locations and/or places of business where the Material Individual, Covered Customer, and Covered Vendors and Suppliers are
located and available for solicitation. However, if any of the non-solicitation restrictions require a different form of geographic limitation under applicable law to be enforceable then such restriction shall be deemed limited to the Territory. The non-
solicitation restrictions are not intended to cover or prohibit general advertising that is not targeted at the customers or employees of Company such as advertisements directed to the general public or “help wanted” ads. A presumption provided for in this Agreement may only be overcome through clear and convincing evidence, and will not be applicable where it would make a provision of this Agreement to which it applies unenforceable.
(j)Intellectual Property Rights.
For the purposes of this clause, “Intellectual Property” means patents, trademarks, service marks, registered designs (including applications for and rights to apply for any of them), inventions, innovations, improvements, developments, methods, ideas, concepts, unregistered design rights, logos, trade or business names, copyrights, database rights, confidential information, know how and any similar rights.
The Executive acknowledges that (i) it has been part of his normal duties to develop the products and services of the Group; and (ii) because of the nature of his position he has a special obligation to further the interests of the Group. All Intellectual Property which the Employee develops or produces, alone or with others, in the course of his employment duties or outside such duties but relating to the business of the Group in any manner whatsoever, either prior or after he signs this Agreement, will be considered a "work made for hire" and shall be the sole and exclusive property of the Company. If for any reason the results and proceeds of Executive’s services to the
Company are determined at any time not to be a "work made for hire," Executive hereby irrevocably assigns, transfers and sets over, all of his right, title and interest in such Intellectual Property to the
Company, and the Company shall be entitled to obtain and hold in its own name all patents, copyrights or other intellectual property rights with respect to such Intellectual Property. The
Executive appoints the Company, or its designee, as the Executive’s attorney- in-fact for purposes of obtaining patents and copyrights which result from my work during his employment with the
Company and to perfect ownership in the Company or its assigns and successors in interest. The
Company will consider each disclosure submitted by the Executive. The election of whether or not to file a patent application or a copyright registration application on such disclosure and the manner of preparation and prosecution of any patent or copyright application or applications filed in the
United States of America or in foreign countries shall be wholly within the discretion of the
Company, and at its expense. The Executive shall disclose in writing to Company (or persons designated by it) the existence and nature of any Intellectual Property and shall, during and after the period of employment with the Company, and without further consideration from the Company, (i)
execute all documents requested by the Company for vesting in the Company and the entire right, title and interest in and to the same, (ii) cooperate with the Company and execute all documents requested by the Company for the filing of such applications for and the procuring of such patents, trademarks, service marks or copyrights as the Company, in its sole discretion, may desire to prosecute, and (iii) give the Company all assistance and cooperation it may reasonably require in order to obtain, maintain, defend, enforce, and protect the Company's right therein and thereto anywhere in the world. The Employee also hereby waives all moral rights in all Intellectual Property of the Company or the Group, and to obtain protection and enforce the Company’s rights anywhere in the world. The Executive also hereby waives all moral rights in all Intellectual Property which is owned by the Company, or will be owned by the Company, further to this clause. The Executive will not copy, disclose, or make use of any Intellectual Property belonging to the Company (whether or not subject to this clause) except to the extent necessary for the proper performance of his duties.
Rights and obligations under this clause will continue after the termination of this Agreement in respect of all intellectual Property arising during the employment. Any and all such Intellectual
Property, reduced to written, graphic, or other tangible form and any and all copies and reproductions thereof shall be furnished to the Company upon request, and in any case, shall be returned to the Company upon termination of the Executive’s employment with the Company.
Executive may not sell, reproduce, distribute, modify, display, publicly perform, or prepare derivative works based on any content used by or created for the Company, by the Executive or any other third party, in any way for public or commercial purposes without the Company’s prior written consent.
The Executive warrants and agrees that all inventions, innovations, improvements, developments, methods, designs, analyses, ideas, concepts, reports, software, and all similar or related information which he made, invented, or conceived prior to entering the employ of the
Company, to which the Executive now claims title, and which are to be specifically excluded from this Agreement, are completely described in Exhibit A attached.
9.Protection of Confidential Information
(a)No Unauthorized Use or Disclosure. The Executive agrees not to engage in any use, disclosure, copying or transfer of Confidential Information that is not authorized as part of the Executive’s employment duties and undertaken in careful compliance with all Company policies and directives for the handling of such information. The
Executive understands and accepts the duty to use reasonable care in maintaining the confidentiality of Confidential Information, and agrees to report to the Company any unauthorized use or disclosure that the Executive becomes aware of and to cooperate with the Company in taking all reasonable and necessary steps to recover any misappropriated Confidential Information. When the Executive’s employment ends,
Executive will return all records of Confidential Information to the Company without retaining any copies thereof that he is not expressly authorized to retain in writing.
The Executive will not use his knowledge of Confidential Information to recreate records of Confidential Information or otherwise reproduce Confidential Information entrusted to him in confidence after his employment ends without Company authorization. The foregoing obligations regarding Confidential Information will apply to the Executive while employed with the Company or the Group and for as long thereafter as the information at issue continues to qualify as Confidential
Information under the definition applied in this Agreement; provided, however, that if a post-employment time limit on the use of Confidential Information is required in order for this restriction to be enforceable, and only in such event, the restrictions on use of Confidential Information that does not qualify as a Trade Secret shall expire three (3) years after the Executive’s employment ends and all records of Confidential
Information in Executive’s possession and control have been returned to the
Company. No such time limitation will apply to Trade Secrets. A permitted disclosure of Confidential Information under Section 9(b) below will not be considered an unauthorized use or disclosure of Confidential Information for purposes of the foregoing restrictions or any other section of this Agreement.
(b)Permitted Disclosure. Nothing herein shall be construed to prevent disclosure of
Confidential Information, Trade Secrets or Intellectual Property as may be required or permitted by applicable law or regulation, or pursuant to the valid order of a court of competent jurisdiction or an authorized government agency, provided that the disclosure does not exceed the extent of disclosure required by such law, regulation or order. The provisions in this Employment Agreement do not prohibit the Executive from communicating with any governmental authority or making a report in good faith and with a reasonable belief of any violations of law or regulation to a governmental authority, or disclosing Confidential Information, including providing documents, which the Executive has acquired through lawful means in the course of employment to such governmental authority in connection with such communications or report, or from filing, testifying or participating in a legal proceeding relating to such violations, including making other disclosures protected or required by any whistleblower law or regulation to the Securities and Exchange Commission, the
Department of Labor, or any other appropriate government authority; provided expressly that to the extent that the Executive discloses any Confidential Information, the Employee will honor the other confidentiality obligations in this Employment
Agreement and will only share such Confidential Information in accordance with this section. The Executive is hereby notified that under the Defend Trade Secrets Act
(DTSA), (1) no individual will be held criminally or civilly liable under Federal or
State trade secret law for disclosure of a trade secret (as defined in the Economic
Espionage Act) that is: (A) made in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney, and made solely for the purpose of reporting or investigating a suspected violation of law; or, (B)
made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal so that it is not made public; and, (2) an individual who pursues a lawsuit for retaliation by an employer for reporting a suspected violation of the law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal, and does not disclose the trade secret, except as permitted by court order.
10.Reliefs and Survival.
(a)Injunctive Relief. The Executive acknowledges that his breach of any covenant contained in Sections 8 and 9 will result in irreparable injury to the Company and that the remedy at law of such parties for such a breach will be inadequate. Accordingly, the Executive agrees and consents that the Company, in addition to all other remedies available to it at law and in equity, shall be entitled to seek and receive both preliminary and permanent injunctions to prevent and/or halt a breach or threatened breach by the Executive of any provision contained in Sections 8 and 9 with One
Thousand Dollars ($1,000.00) being the agreed-upon amount of bond (if any) that need be posted to secure such relief. The Company shall be deemed the prevailing party if it recovers any relief requested in a legal action to enforce this Agreement irrespective of whether some of the relief requested is also denied or the contract must be reformed to be enforced. In the event Executive violates the Material Individual non-solicitation obligation (Section 8(f)) which causes (in whole or in part) the
Company or the Group to lose the services of a Material Individual before injunctive relief to prevent such loss can be secured, Executive shall owe Company a sum equal to one third of the Material Individual’s annual total compensation at his or her last rate of pay with Company or the Group as liquidated damages. This sum shall be in addition to, and not in lieu of injunctive relief to prevent further violations with respect to other Material Individuals.
(b)Severability and Judicial Modification. Except where otherwise expressly provided, the terms of this Agreement are severable. The covenants contained in Sections 8 and
9 shall be presumed to be reasonable and enforceable, and any reading causing unenforceability shall yield to a construction permitting enforcement. In the event an arbitrator or court of competent jurisdiction should determine not to enforce a covenant as written due to overbreadth, the parties specifically agree that said covenant shall be modified and enforced to the extent reasonable, whether said modifications are in time, territory, or scope of prohibited activities. If any single covenant or clause in this Employment Agreement shall be found unenforceable and not subject to modification to allow enforceability, it shall be severed and the remaining covenants and clauses enforced in accordance with the tenor of the
Employment Agreement.
(c)Survival. The covenants and agreements made by the Executive in Sections 8 and 9 will survive the termination of the Executive’s employment and the termination of this Employment Agreement, a change in Executive’s position or terms and conditions of employment, and any claim asserted by Executive against the Company arising from this Agreement or otherwise.
11.Indemnification and Insurance. The Company agrees that during the course of Executive’s employment, it will maintain Directors and Officers insurance or appropriate self-insurance covering Executive for decisions made and actions taken by Executive that are consistent with Company policy and taken in the course of Executive’s employment. The Company shall provide to Executive such coverage and limits as are generally provided by FTSE 100 companies of similar size and geographic presence to their non-Board of Director executives.
12.Entire Agreement; Modification; Waiver. This Employment Agreement constitutes the entire agreement between the parties pertaining to the subject matter contained in it and supersedes all prior and contemporaneous agreements, representations, and understandings of the parties concerning its subject matter. No supplement, modification, or amendment of this
Employment Agreement shall be binding unless executed in writing by all parties hereto. No waiver of any of the provisions of this Employment Agreement will be deemed, or will constitute, a waiver of any other provision, whether or not similar, nor will any waiver constitute a continuing waiver. No waiver will be binding unless executed in writing by the party making the waiver.
13.Successors and Assigns; Assignment. This Employment Agreement shall be binding on, and inure to the benefit of, the parties hereto and their respective heirs, executors, legal representatives, successors, and assigns; provided, however, that this Employment Agreement is intended to be personal to the Executive and the rights and obligations of the Executive hereunder may not be assigned or transferred by him/her. It is expressly understood that CRH, plc shall be a beneficiary of this Agreement, and entitled to enforce it as needed to protect the interests of itself and its subsidiaries and affiliates. Executive understands and agrees that this
Agreement may be assigned by the Company, and that the assignee shall be entitled to enforce it against Executive. Should the Company assign this Employment Agreement to any affiliate or other entity associated with the Company, this Employment Agreement shall be binding on such assignee and any references in this Employment Agreement to the “Company” shall be deemed to be a reference to such assignee.
14.Notice. Any notice or other communication required or permitted under this Employment
Agreement by either party hereto to the other shall be in writing, and shall be deemed effective upon (a) personal delivery, if delivered by hand, (b) three days after the date of deposit in the mails, postage prepaid, if mailed by certified or registered mail, or (c) the next business day, if sent by a prepaid overnight courier service, and in each case addressed as follows:
If to the Executive:          Nathan Creech
[*****]
[*****]
If to the Company:        CRH Americas, Inc.
ATTN: General Counsel
[*****]
[*****]
[*****]
Either party may change the address or addresses to which notices are to be sent by giving notice of such change of address in the manner provided by this section.
15.Counterparts. This Employment Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document. This Employment Agreement may be executed by facsimile signature and a facsimile signature shall constitute an original signature for all purposes. Each undersigned further agrees that electronic signatures, whether digital or encrypted, of the parties hereto are intended to have the same force and effect as manual signatures. As used in the previous sentence, the term “electronic signatures” means any electronic sound, symbol or process attached to or logically associated with this Agreement and executed and adopted by a party with the intent to sign such Agreement, including, but not limited to, e- mail electronic signatures executed through DocuSign®.
16.Severability of Provisions. The invalidity or unenforceability of any particular provision of this Employment Agreement shall not affect the other provisions hereof, and this
Employment Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted.
17.Governing Law and Jurisdiction. This Employment Agreement is executed and delivered in, and shall be governed by, enforced and interpreted in accordance with the laws of the
State of Texas, without regard to its conflict of laws principles. Any dispute, claim or cause of action arising out of, or related to, this Agreement shall be commenced only in a federal or state court in the State of Georgia, County of Dekalb, and the parties hereby submit to the exclusive jurisdiction of such courts and waive any claim of an inconvenient forum.
18.Waiver of Jury Trial. The Parties agree to waive any right to a trial by jury regarding any dispute, claim or cause of action arising out of, concerning, or related to, the Executive’s employment, his separation from employment, or this Employment Agreement.
19.Construction.              In construing this Employment Agreement, whenever appropriate, the singular tense shall also be deemed to mean the plural, and vice versa, and the captions contained in this Employment Agreement shall be ignored.
20.Legally Binding Obligation; Legal Counsel. The Executive acknowledges that he has had an opportunity to read this Employment Agreement, raise questions about its terms, and seek advice of legal counsel if desired. The Executive understands that this Employment
Agreement is a legally binding contractual obligation, which includes restrictive covenants, and enters into it willingly, knowingly and voluntarily.
IN WITNESS WHEREOF, the parties hereto have executed this Employment Agreement effective as of the Effective Date stated above.
CRH AMERICAS, INC.                                                              NATHAN CREECH
By:/s/ Albert Manifold                                                          /s/ Nathan Creech
EXHIBIT A
LIST OF PRIOR INVENTIONS
AND ORIGINAL WORKS OF AUTHORSHIP
[Intentionally Omitted]
EXHIBIT B
SEPARATION AGREEMENT, RELEASE AND WAIVER
[Intentionally Omitted]